UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
January 25, 2012

Central Pacific Financial Corp.
(Exact name of registrant as specified in its charter)

Hawaii	0-10777	99-0212597
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 544-0500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2012, the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) appointed Duane K. Kurisu as a director of the Company to fill the vacancy created by the amendment to the Bylaws referred to in Item 5.03 below.  Mr. Kurisu has also been appointed to the Audit Committee.

Central Pacific Bank (the “Bank”), a wholly owned subsidiary of the Company, has made business loans to Mr. Kurisu and/or companies in which he has an interest, in the ordinary course of its business as a bank.  These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectibility or present other unfavorable features.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2012, the Board of Directors of the Company amended the Bylaws of the Company to increase the number of authorized directors from eight (8) to nine (9).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	3.1	Amended Bylaws

	99.1	Press release dated January 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: January 27, 2012	/s/ Glenn K.C. Ching
Glenn K.C. Ching
Senior Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Bylaws

99.1	Press release dated January 27, 2012